Exhibit 99.1

Ladder Capital Corp Reports Results for the Quarter Ended June 30, 2021

NEW YORK--(BUSINESS WIRE)--July 29, 2021--Ladder Capital Corp (NYSE: LADR) (“we,” “Ladder,” or the “Company”) today announced operating results for the quarter ended June 30, 2021. GAAP income before taxes for the three months ended June 30, 2021 was $10.1 million, and diluted earnings per share (“EPS”) was $0.08. Distributable earnings was $13.4 million, or $0.10 of distributable earnings per share.

“With over $800 million of new originations during the quarter and a strong pipeline, Ladder is capitalizing on the opportunities we are seeing in our sector. Further, with ample liquidity following the successful placement of $650 million of unsecured corporate bonds and $498 million of managed CLO debt, we are doing so from a position of strength,” said Brian Harris, Ladder’s Chief Executive Officer.

Supplemental

The Company issued a supplemental presentation detailing its second quarter 2021 operating results, which can be viewed at http://ir.laddercapital.com.

Conference Call and Webcast

We will host a conference call on Thursday, July 29, 2021 at 5:00 p.m. Eastern Time to discuss second quarter 2021 results. The conference call can be accessed by dialing (855) 327-6837 domestic or (631) 891-4304 international. Individuals who dial in will be asked to identify themselves and their affiliations. For those unable to participate, an audio replay will be available from 8:00 p.m. Eastern Time on Thursday, July 29, 2021 through midnight Thursday, August 12, 2021. To access the replay, please call (844) 512-2921 domestic or (412) 317-6671 international, access code 10015641. The conference call will also be webcast though a link on Ladder Capital Corp’s Investor Relations website at ir.laddercapital.com/event. A web-based archive of the conference call will also be available at the above website.

About Ladder

Ladder Capital Corp is an internally-managed commercial real estate investment trust with $5.6 billion of assets as of June 30, 2021. Our investment objective is to preserve and protect shareholder capital while producing attractive risk-adjusted returns. As one of the nation’s leading commercial real estate capital providers, we specialize in underwriting commercial real estate and offering flexible capital solutions within a sophisticated platform.

Ladder originates and invests in a diverse portfolio of commercial real estate and real estate-related assets, focusing on senior secured assets. Our investment activities include: (i) our primary business of originating senior first mortgage fixed and floating rate loans collateralized by commercial real estate with flexible loan structures; (ii) investing in investment grade securities secured by first mortgage loans on commercial real estate; and (iii) owning and operating commercial real estate, including net leased commercial properties.

Founded in 2008 and led by Brian Harris, the Company’s Chief Executive Officer, Ladder is run by a highly experienced management team with extensive expertise in all aspects of the commercial real estate industry, including origination, credit, underwriting, structuring, capital markets and asset management. Members of Ladder’s management and board of directors are highly aligned with the Company’s investors, owning over 10% of the Company’s equity.

Forward-Looking Statements & Coronavirus Risk

Certain statements in this release may constitute “forward-looking” statements. These statements are based on management’s current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Ladder believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results, including the impact of the COVID-19 pandemic on the Company's business. There are a number of risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, most prominently, the risks discussed under the heading “Risk Factors” in each of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, as well as its consolidated financial statements, related notes, and other financial information appearing therein, and its other filings with the U.S. Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this release. Ladder expressly disclaims any obligation or undertaking to release any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or changes in events, conditions, or circumstances on which any such statement is based.

Ladder Capital Corp
Consolidated Balance Sheets
(Dollars in Thousands)

	June 30, 2021(1)	December 31, 2020(1)
	(Unaudited)
Assets
Cash and cash equivalents	$1,169,843	$1,254,432
Restricted cash	115,844	29,852
Mortgage loan receivables held for investment, net, at amortized cost:
Mortgage loans receivable	2,531,048	2,354,059
Allowance for credit losses	(35,891)	(41,507)
Mortgage loan receivables held for sale	59,182	30,518
Real estate securities	719,183	1,058,298
Real estate and related lease intangibles, net	948,448	985,304
Investments in and advances to unconsolidated joint ventures	37,819	46,253
Derivative instruments	—	299
Accrued interest receivable	12,767	16,088
Other assets	58,566	147,633
Total assets	$5,616,809	$5,881,229
Liabilities and Equity
Liabilities
Debt obligations, net	$3,975,715	$4,209,864
Derivative instruments	368	—
Dividends payable	26,955	27,537
Accrued expenses	38,220	43,876
Other liabilities	55,686	51,527
Total liabilities	4,096,944	4,332,804
Commitments and contingencies	—	—
Equity
Class A common stock, par value $0.001 per share, 600,000,000 shares authorized; 126,852,765 and 126,852,765 shares issued and 126,241,917 and 126,378,715 shares outstanding	127	127
Additional paid-in capital	1,788,875	1,780,074
Treasury stock, 610,848 and 474,050 shares, at cost	(68,593)	(62,859)
Retained earnings (dividends in excess of earnings)	(203,714)	(163,717)
Accumulated other comprehensive income (loss)	(2,211)	(10,463)
Total shareholders’ equity	1,514,484	1,543,162
Noncontrolling interests in consolidated joint ventures	5,381	5,263
Total equity	1,519,865	1,548,425
Total liabilities and equity	$5,616,809	$5,881,229
(1)	Includes amounts relating to consolidated variable interest entities.

Ladder Capital Corp
Consolidated Statements of Income
(Dollars in Thousands, Except Per Share and Dividend Data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net interest income
Interest income	$37,577	$62,096	$76,865	$134,686
Interest expense	45,226	68,425	91,199	119,827
Net interest income	(7,649)	(6,329)	(14,334)	14,859
Provision for (release of) loan loss reserves	(335)	(729)	(4,586)	25,852
Net interest income (expense) after provision for (release of) loan losses	(7,314)	(5,600)	(9,748)	(10,993)

Other income (loss)
Real estate operating income	26,558	23,773	50,718	50,101
Sale of loans, net	3,392	(744)	3,392	261
Realized gain (loss) on securities	15	(14,798)	594	(11,787)
Unrealized gain (loss) on equity securities	—	401	—	(132)
Unrealized gain (loss) on Agency interest-only securities	(48)	98	(68)	174
Realized gain (loss) on sale of real estate, net	19,389	(1)	19,389	10,528
Fee and other income	2,451	3,505	5,735	5,024
Net result from derivative transactions	(3,844)	(813)	927	(16,248)
Earnings (loss) from investment in unconsolidated joint ventures	237	471	673	912
Gain (loss) on extinguishment of debt	—	19,017	—	21,077
Total other income (loss)	48,150	30,909	81,360	59,910
Costs and expenses
Salaries and employee benefits	8,477	7,001	18,011	24,023
Operating expenses	4,216	6,224	8,457	12,018
Real estate operating expenses	6,345	6,034	12,555	13,981
Fee expense	2,195	1,977	3,793	3,415
Depreciation and amortization	9,464	9,816	19,000	19,825
Total costs and expenses	30,697	31,052	61,816	73,262
Income (loss) before taxes	10,139	(5,743)	9,796	(24,345)
Income tax expense (benefit)	(318)	(550)	(1,096)	(5,091)
Net income (loss)	10,457	(5,193)	10,892	(19,254)
Net (income) loss attributable to noncontrolling interests in consolidated joint ventures	(163)	250	(403)	(1,269)
Net (income) loss attributable to noncontrolling interests in Operating Partnership	—	754	—	605
Net income (loss) attributable to Class A common shareholders	$10,294	$(4,189)	$10,489	$(19,918)

Earnings per share:
Basic	$0.08	$(0.04)	$0.08	$(0.19)
Diluted	$0.08	$(0.04)	$0.08	$(0.19)

Weighted average shares outstanding:
Basic	124,048,999	106,809,987	124,012,683	106,569,892
Diluted	124,480,487	106,809,987	124,353,202	106,569,892

Dividends per share of Class A common stock	$0.20	$0.20	$0.40	$0.54

Non-GAAP Financial Measures

For the fourth quarter of 2020, the Company began utilizing distributable earnings, distributable EPS, and after-tax distributable return on average equity (“ROAE”), non-GAAP financial measures, as supplemental measures of our operating performance. We believe distributable earnings, distributable EPS, and after-tax distributable ROAE assist investors in comparing our operating performance and our ability to pay dividends across reporting periods on a more relevant and consistent basis by excluding from GAAP measures certain non-cash expenses and unrealized results as well as eliminating timing differences related to securitization gains and changes in the values of assets and derivatives. In addition, we use distributable earnings, distributable EPS and distributable ROAE: (i) to evaluate our earnings from operations because management believes that it may be a useful performance measure for us and (ii) because our board of directors considers distributable earnings in determining the amount of quarterly dividends. Distributable earnings replaced our prior presentation of core earnings, and core earnings presentations from prior reporting periods have been recast as distributable earnings.

We define distributable earnings as income before taxes adjusted for: (i) real estate depreciation and amortization; (ii) the impact of derivative gains and losses related to the hedging of assets on our balance sheet as of the end of the specified accounting period; (iii) unrealized gains/(losses) related to our investments in fair value securities and passive interest in unconsolidated joint ventures; (iv) economic gains on loan sales not recognized under GAAP accounting for which risk has substantially transferred during the period and the exclusion of resultant GAAP recognition of the related economics during the subsequent periods; (v) unrealized provision for loan losses and unrealized real estate impairment; (vi) realized provisions for loan losses and realized real estate impairment; (vii) non-cash stock-based compensation; and (viii) certain transactional items. For the purpose of computing distributable earnings, management recognizes loan and real estate losses as being realized generally in the period in which the asset is sold or the Company determines a decline in value to be non-recoverable and the loss to be nearly certain.

Distributable EPS is defined as after-tax distributable earnings divided by the adjusted weighted average diluted shares outstanding during the period. The adjusted weighted average diluted shares outstanding is defined as the GAAP weighted average diluted shares outstanding, adjusted for shares issuable upon conversion of all Class B shares, if excluded from the GAAP measure because they would have an anti-dilutive effect. The inclusion of shares issuable upon conversion of Class B shares is consistent with the inclusion of income attributable to noncontrolling interest in Operating Partnership in distributable earnings and after-tax distributable earnings. As of September 30, 2020, all Class B shares had been converted into Class A shares.

For distributable earnings, we include adjustments for economic gains on loan sales not recognized under GAAP accounting for which risk has substantially transferred during the period and exclude the resultant GAAP recognition of the related economics during the subsequent periods. This adjustment is reflected in distributable earnings when there is a true risk transfer on the mortgage loan transfer and settlement. Historically, this adjustment has represented the impact of economic gains/(discounts) on intercompany loans secured by our own real estate which we had not previously recognized because such gains were eliminated in consolidation. Conversely, if the economic risk was not substantially transferred, no adjustments to net income would be made relating to those transactions for distributable earnings purposes. Management believes recognizing these amounts for distributable earnings purposes in the period of transfer of economic risk is a reasonable supplemental measure of our performance.

We do not designate derivatives as hedges to qualify for hedge accounting and therefore any net payments under, or fluctuations in the fair value of, our derivatives are recognized currently in our GAAP income statement. However, fluctuations in the fair value of the related assets are not included in our income statement. We consider the gain or loss on our hedging positions related to assets that we still own as of the reporting date to be “open hedging positions.” While recognized for GAAP purposes, we exclude the results on the hedges from distributable earnings until the related asset is sold and the hedge position is considered “closed,” whereupon they would then be included in distributable earnings in that period. These are reflected as “Adjustments for unrecognized derivative results” for purposes of computing distributable earnings for the period. We believe that excluding these specifically identified gains and losses associated with the open hedging positions adjusts for timing differences between when we recognize changes in the fair values of our assets and changes in the fair value of the derivatives used to hedge such assets.

Our investments in Agency interest-only securities and equity securities are recorded at fair value with changes in fair value recorded in current period earnings. We believe that excluding these specifically identified gains and losses associated with the fair value securities adjusts for timing differences between when we recognize changes in the fair values of our assets. With regard to securities valuation, distributable earnings includes a decline in fair value deemed to be an other-than-temporary impairment for GAAP purposes only if the decline is determined to be nearly certain to be eventually realized. In those cases, an impairment is included in distributable earnings for the period in which such determination was made.

Set forth below is an unaudited reconciliation of net income to after-tax distributable earnings, and an unaudited computation of distributable EPS ($ in thousands, except per share data):

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net income (loss)	$10,457	$(5,193)	$10,892	$(19,254)
Income tax expense (benefit)	(318)	(550)	(1,096)	(5,091)
Income (loss) before taxes	10,139	(5,743)	9,796	(24,345)
Net (income) loss attributable to noncontrolling interests in consolidated joint ventures (GAAP)(1)	(163)	246	(403)	(1,276)
Our share of real estate depreciation, amortization and gain adjustments (2)	(2,430)	8,875	5,994	10,248
Adjustments for unrecognized derivative results (3)	1,800	(8,630)	(4,296)	8,959
Unrealized (gain) loss on fair value securities	48	(1,649)	68	(137)
Adjustment for economic gain on loan sales not recognized under GAAP for which risk has been substantially transferred, net of reversal/amortization	781	189	1,197	(45)
Adjustment for impairment (4)	(335)	(729)	(4,586)	17,852
Non-cash stock-based compensation	3,524	3,272	8,823	15,431
Transactional adjustments (response to COVID-19) (5)	—	16,939	—	16,939
Distributable earnings	13,364	12,770	16,593	43,626
Estimated corporate tax benefit (expense)(6)	(991)	2,044	821	2,334
After-tax distributable earnings	$12,373	$14,814	$17,414	$45,960
Adjusted weighted average diluted shares outstanding(7)	124,480	118,895	124,353	119,211
Distributable EPS	$0.10	$0.12	$0.14	$0.39
(1)

Prior to the final exchanges of the Continuing LCFH Limited Partners into Class A shares in the third quarter of 2020, we considered the Class A common shareholders of the Company and Continuing LCFH Limited Partners to have had fundamentally equivalent interests in our pre-tax earnings. Accordingly, for purposes of computing distributable earnings we start with pre-tax earnings and adjust for other noncontrolling interests in consolidated joint ventures, but we did not adjust for amounts attributable to noncontrolling interest held by Continuing LCFH Limited Partners. As of June 30, 2021, there are no remaining Continuing LCFH Limited Partners. For the three and six months ended June 30, 2021, $3.9 thousand and $7.8 thousand was included within net (income) loss attributable to noncontrolling interests in consolidated joint ventures on the consolidated statements of income, respectively. For the three and six months ended June 30, 2020, $3.9 thousand and $7.0 thousand of net income was included within net (income) loss attributable to noncontrolling interests in Operating Partnership on the consolidated statements of income, respectively.

(2)

The following is a reconciliation of GAAP depreciation and amortization to our share of real estate depreciation, amortization and gain adjustments presented in the computation of distributable earnings in the preceding table ($ in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Total GAAP depreciation and amortization	$9,464	$9,816	$19,000	$19,825
Less: Depreciation and amortization related to non-rental property fixed assets	(25)	(25)	(50)	(50)
Less: Non-controlling interests in consolidated joint ventures’ share of accumulated depreciation and amortization and unrecognized passive interest in unconsolidated joint ventures	(633)	(349)	(1,241)	(941)
Our share of real estate depreciation and amortization	8,806	9,442	17,709	18,834
Realized gain from accumulated depreciation and amortization on real estate sold (refer to below)	(10,752)	(40)	(10,752)	(9,679)
Less: Non-controlling interests in consolidated joint ventures’ share of accumulated depreciation and amortization on real estate sold	—	—	—	2,147
Our share of accumulated depreciation and amortization on real estate sold (a)	(10,752)	(40)	(10,752)	(7,532)
Less: Operating lease income on above/below market lease intangible amortization	(484)	(527)	(963)	(1,054)
Our share of real estate depreciation, amortization and gain adjustments	$(2,430)	$8,875	$5,994	$10,248
(a)

GAAP gains/losses on sales of real estate include the effects of previously recognized real estate depreciation and amortization. For purposes of distributable earnings, our share of real estate depreciation and amortization is eliminated and, accordingly, the resultant gains/losses also must be adjusted. Following is a reconciliation of the related consolidated GAAP amounts to the amounts reflected in distributable earnings ($ in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
GAAP realized gain (loss) on sale of real estate, net	$19,389	$(1)	$19,389	$10,528
Adjusted gain/loss on sale of real estate for purposes of distributable earnings	(8,637)	41	(8,637)	(2,996)
Our share of accumulated depreciation and amortization on real estate sold	$10,752	$40	$10,752	$7,532
(3)

The following is a reconciliation of GAAP net results from derivative transactions to our unrecognized derivative result presented in the computation of distributable earnings in the preceding table ($ in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net results from derivative transactions	$(3,844)	$(813)	$927	$(16,248)
Hedging interest expense	1,289	(843)	2,287	(311)
Hedging realized result	755	10,286	1,082	7,600
Adjustments for unrecognized derivative results	$(1,800)	$8,630	$4,296	$(8,959)

(4)

For the six months ended June 30, 2020, the Company recorded Current Expected Credit Loss (“CECL”) provision for loan loss of $25.9 million of which $8.0 million was determined to be non-recoverable. The adjustments reflect the portion of such loan loss provision that management has determined to be recoverable, and therefore both additional provisions and releases of those provisions are excluded from distributable earnings.

(5)

The impact from COVID-19 included adjustments related to the unusual market conditions and actions taken by management including: (a) $6.7 million of losses from sales of performing first mortgage loans included in sale of loans, net, (b) $15.4 million of losses from sales of Commercial Mortgage Backed Securities (“CMBS”), (c) $3.7 million of losses from conduit loan sales, (d) $6.5 million of prepayment penalties related to paydowns of mark-to-market debt included in interest expense, (e) $2.1 million of professional fee expenses included in operating expenses and (f) $0.2 million of severance costs included in salaries and employee benefits. The $34.5 million total of the preceding amounts was partially offset by (g) $19.0 million of gains from the repurchase of and extinguishment of unsecured corporate bond debt at a discount from par net of (h) $1.5 million of accelerated premium amortization included in interest expense. Set forth below is a reconciliation of certain of the above COVID-19 losses to the most comparable GAAP financial measure ($ in thousands):

Three and Six Months Ended
(b) Losses from sales of CMBS	June 30, 2020
Loss on sale of securities - COVID-19 related	$(14,670)
Hedge (loss) related to sale of securities, included in net results from derivative transactions	(698)
Losses from sales of CMBS	$(15,368)

(c) Losses from conduit loan sales
Income from sales of loans, net - COVID-19 related	$(1,680)
Hedge (loss) related to sales of loans, included in net results from derivative transactions	(1,994)
Losses from conduit loan sales	$(3,674)
(6)	Estimated corporate tax benefit (expense) is based on an effective tax rate applied to distributable earnings generated by the activity within our taxable REIT subsidiaries.

(7)	Set forth below is an unaudited reconciliation of weighted average diluted shares outstanding to adjusted weighted average diluted shares outstanding (in thousands):
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Weighted average diluted shares outstanding	124,480	106,810	124,353	106,570
Weighted average shares issuable to converted Class B shareholders	—	12,085	—	12,641
Adjusted weighted average diluted shares outstanding	124,480	118,895	124,353	119,211

After-tax distributable ROAE is presented on an annualized basis and is defined as after-tax distributable earnings divided by the average total shareholders’ equity and noncontrolling interest in Operating Partnership during the period. The inclusion of noncontrolling interest in Operating Partnership is consistent with the inclusion of income attributable to noncontrolling interest in Operating Partnership in after-tax distributable earnings. Set forth below is an unaudited computation of after-tax distributable ROAE ($ in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
After-tax distributable earnings	$12,373	$14,814	$17,414	$45,960
Average shareholders’ equity and NCI in Operating Partnership	1,520,044	1,497,567	1,527,214	1,529,780
After-tax distributable ROAE	3.3%	4.0%	2.3%	6.0%

Non-GAAP Measures - Limitations

Our non-GAAP financial measures have limitations as analytical tools. Some of these limitations are:

  distributable earnings, distributable EPS and after-tax distributable ROAE do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations and are not necessarily indicative of cash necessary to fund cash needs;
  distributable EPS and after-tax distributable ROAE are based on a non-GAAP estimate of our effective tax rate, including the impact of Unincorporated Business Tax and the impact of our election to be taxed as a REIT effective January 1, 2015, assuming the conversion of all shares of Class B common stock into shares of Class A common stock. Our actual tax rate may differ materially from this estimate; and
  other companies in our industry may calculate non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.

Because of these limitations, our non-GAAP financial measures should not be considered in isolation or as a substitute for net income (loss) attributable to shareholders, earnings per share or book value per share, or any other performance measures calculated in accordance with GAAP. Our non-GAAP financial measures should not be considered an alternative to cash flows from operations as a measure of our liquidity.

In addition, distributable earnings should not be considered to be the equivalent to REIT taxable income calculated to determine the minimum amount of dividends the Company is required to distribute to shareholders to maintain REIT status. In order for the Company to maintain its qualification as a REIT under the Internal Revenue Code, we must annually distribute at least 90% of our REIT taxable income. The Company has declared, and intends to continue declaring, regular quarterly distributions to its shareholders in an amount approximating the REIT’s net taxable income.

In the future, we may incur gains and losses that are the same as or similar to some of the adjustments in this presentation. Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

Contacts

Investor Contact
Ladder Capital Corp Investor Relations
(917) 369-3207
investor.relations@laddercapital.com